Exhibit 10.3
                        ADDENDUM TO EMPLOYMENT CONTRACT

                                R E C I T A L S


     WHEREAS, KEY TRONIC CORPORATION (the "Employer") and Jack W. Oehlke (the "Employee") desire to modify Employee's December 27, 1993 Employment Contract (the "Agreement");

     WHEREAS, said modification is based upon the mutual desires of the Employer and the Employee;

     NOW, THEREFORE, in consideration of the mutual covenants contained therein, the following modification to the December 27, 1993 Employment Contract is executed. Except as provided in this modification, the other terms and conditions set out in the December 27, 1993 Employment Contract remain in full force and effect.

1.   Section 10a of the Agreement is hereby amended to read in full as follows:

     "10. TERMINATION
          a. Employer's Board of Directors and/or its President and its CEO may, in their discretion, terminate Employee's employment at any time for any reason or for no reason. After such termination, all rights, duties and obligations of both parties shall cease except that Employer shall pay Employee for Employee's accumulated unused vacation and subject to the provisions below, Employer shall continue to pay Employee's base salary only in effect prior to termination for a period of two years after termination if termination occurs prior to July 30, 2002 and for a period of one year after termination if termination occurs on or after July 30, 2002. Also, for the period during which any such payments are being made, Employer will continue Employee's group medical and dental plan coverage for Employee and Employee's dependents as such plans are then generally offered to employees of Employer. Employee may elect to continue group medical coverage at the termination of severance benefits, for the balance of any COBRA period, at Employee's sole expense."


EMPLOYER: KEY TRONIC CORPORATION        EMPLOYEE:  JACK W. OEHLKE

BY: /s/ Ronald F. Klawitter             BY:  /s/ Jack W. Oehlke

NAME:  RONALD F. KLAWITTER              NAME:  JACK W. OEHLKE
TITLE: EXEC. VICE PRESIDENT & CFO

DATE:    11/15/99                       DATE:  11/15/99